((Date))



Dear Producer,

We wanted to let you know that while we're excited about the recent announcement of Monsanto's intent to acquire Delta and Pine Land Company, our focus remains unchanged: to develop, sell, and service cotton and soybean seed that will continue to enhance your ability to make a profit.

D&PL values your business and support, and we look forward to visiting with you this season regarding your seed needs. In fact, we are already looking ahead to 2007, when D&PL will again offer you seed with the performance traits and maturities to maximize potential results. This commitment is reflected in the consistent, proven performance of our leading cotton varieties.

Once the transaction is consummated, and Monsanto and D&PL join forces, we will be able to continue our tradition of customer service through innovation and leadership. Our elite germplasm base will be included in the earliest stages of research, enabling us to get effective new products to market, well-tested, yet more quickly than ever before.

As your needs evolve, so must we too. The cotton industry was changed when we partnered with Monsanto to introduce biotechnology to the market, which helped farmers enhance revenue while reducing costs. As the pace of change in agriculture continues to accelerate, Monsanto's announced acquisition D&PL reflects our desire to stay at the forefront of change, with the goal of providing you products and services that will benefit your business for years to come.

If you have any questions, please call me, ((DSM name)), at ((DSM cell phone)).

Sincerely,

((Signature))                        ((Signature))


((Name))                             ((Name))
((DSM Title))                        ((RSM Title))



D&PL is a registered trademark of Delta and Pine Land Company. (C)2006 Delta and Pine Land Company.

In connection with Monsanto Company's ("Monsanto") proposed acquisition of Delta and Pine Land Company ("D&PL") pursuant to the terms of an Agreement and Plan of Merger by and among D&PL, Monsanto, and a wholly-owned subsidiary of Monsanto, D&PL will file a proxy statement with the Securities and Exchange Commission (the "SEC"). Investors are urged to read the proxy statement (including all amendments and supplements to it) because it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about D&PL, without charge, at the SEC's Internet site (www.sec.gov). These documents may also be obtained for free from D&PL's Investor Relations web site (www.deltaandpine.com) or by directing a request to D&PL at: Delta and Pine Land Company, Corporate Offices, P.O. Box 157, Scott, MS 38772.

D&PL and its respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from D&PL's stockholders in respect of the proposed transaction.

Information regarding D&PL's directors and executive officers is available in D&PL's proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on November 29, 2005. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

This written communication contains forward-looking statements that involve risks and uncertainties concerning Monsanto's proposed acquisition of D&PL, D&PL's expected financial performance, as well as D&PL's strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of customers of Monsanto and D&PL to the transaction; Monsanto's ability to successfully integrate D&PL's operations and employees; and general economic conditions. In addition, please refer to the documents that Monsanto and D&PL file with the SEC on Forms 10-K, 10-Q and 8-K. The filings by each of Monsanto and D&PL identify and address other important factors that could cause their respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. Monsanto and D&PL are under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.